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                                                                    Exhibit 99.1

March 14, 2002                                            CONTACT:  Danny Gibbs
                                                          Phone:    713/627-4060
                                                          24-Hour   704/382-8333

                                                                    Bob Foulkes
                                                           Phone:   604/488-8093


DUKE ENERGY COMPLETES $8 BILLION ACQUISITION
 OF WESTCOAST ENERGY

           o Combined Assets Create Significant Access to North America's Major Natural Gas Supply Basins and Markets

           o  Way Paved for Development of New Natural Gas
              Transportation Infrastructure

CHARLOTTE, N.C. - Duke Energy (NYSE:DUK) significantly enhanced an already strong position in the North American energy market today with the closing of the previously announced acquisition of Vancouver, British Columbia-based Westcoast Energy Inc. The transaction, valued at approximately US$8 billion based on cash, stock consideration and debt assumed, is expected to be accretive to Duke Energy's earnings.

"This acquisition is an excellent strategic fit for Duke Energy and provides a platform for significant growth and asset optimization," said Richard B. Priory, chairman, president and chief executive officer of the company. "We recognize that today's energy investor appreciates a company with multiple sources of earnings, and that's certainly what we offer. The acquisition of Westcoast Energy reflects our strategy of owning and operating a portfolio of energy assets, trading around those assets and sticking with what we do best - energy."

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Under the terms of the transaction, a subsidiary of Duke Energy acquired all of the outstanding common shares of Westcoast Energy in exchange for approximately
49.9 million shares of Duke Energy common stock (including for this purpose the exchangeable shares of a Canadian subsidiary of Duke Energy that are substantially equivalent to and exchangeable on a one-for-one basis for Duke Energy common stock), and approximately US$ 1.8 billion in cash. Subject to proration provisions that ensure that approximately 50 percent of the total consideration will be paid in cash and approximately 50 percent will be paid in stock, each common share of Westcoast Energy entitled the holder to elect to receive CDN$43.80 in cash, .7711 of a share of Duke Energy common stock or of an exchangeable share of a Duke Energy Canadian subsidiary, or a combination thereof. The cash portion of the consideration will be funded through a combination of the proceeds from the issuance of $750 million in mandatory convertible equity issued in November 2001 along with incremental commercial paper. The commercial paper will be retired later this year and replaced by a permanent layer of capital in the form of mandatory convertible equity.

The transaction adds a network of mostly Canadian-based natural gas assets, featuring 6,900 miles of transmission pipeline, 141 billion cubic feet of storage capacity, major processing plants and more than 1 million gas distribution customers to Duke Energy's growing portfolio.

"With Westcoast Energy's assets, we strengthen our natural gas pipeline, storage, gathering and processing positions; gain significant access to North America's major natural gas supply basins and markets; and better position ourselves for the coming expansion of North America's natural gas infrastructure," said Fred Fowler, Duke Energy's group president for energy transmission.

"This is an important investment in our competitive energy businesses in that it is expected to provide the opportunity for increased earnings growth from our gas transmission business while providing additional opportunities for our other businesses," Fowler said. Duke Energy continues

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to expect earnings per share growth of 10 percent to 15 percent per year from a base of $2.10 earnings per share in 2000.

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With the acquisition, Duke Energy's natural gas-related assets now include about
18,900 miles of transmission pipeline; 241 billion cubic feet of natural gas storage; 58,700 miles of gathering pipeline; 84 processing facilities; and 16,500 miles of distribution pipe.

Houston-based Duke Energy Gas Transmission will operate the former Westcoast transmission, storage and distribution systems.

In addition to the wholly owned transmission pipeline systems of DEGT (Texas Eastern Transmission, Algonquin Gas Transmission and East Tennessee Natural Gas) and the wholly owned transmission systems of the former Westcoast Energy (BC Pipeline, Empire State Pipeline and Union Gas Transmission), the combined company has ownership interests in the Maritimes & Northeast Pipeline (75 percent); the soon-to-be-completed Gulfstream Natural Gas System (50 percent); Foothills Pipe Lines (50 percent); Vector Pipeline (30 percent); and Alliance Pipeline (23.6 percent).

DEGT President Robert (Bobby) Evans adds the chief executive officer title in leading the expanded gas transmission unit. He reports to Fred Fowler.

Evans' five-member senior leadership team consists of: Robert (Bob) Reid, president of DEGT's Canadian operations; Tom O'Connor, president of DEGT's U.S. operations; Dorothy Ables, senior vice president, finance and administration and chief financial officer, DEGT; Alan Harris,

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senior vice president, strategic development and planning, DEGT; and David
Unruh, senior vice president and general counsel, DEGT.

O'Connor, Ables and Harris are long-time DEGT leaders, while Reid and Unruh join DEGT from Westcoast Energy.

"There are efficiencies to be gained by having management representation in Canada and the United States," said Evans. "With Westcoast's tremendous assets and our leadership team's

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invaluable experience operating in Canada, we're positioned to maximize our investment from the outset."

"We're excited about being a part of a company that can facilitate the growth of our Canadian assets," said Reid, formerly executive vice president and chief operating officer of Westcoast. "Duke Energy has a proven track record for building infrastructure and the financial ability to capitalize on opportunities. This is a powerful combination."

Since the acquisition announcement on Sept. 20, 2001, the companies have received all required regulatory approvals to complete the transaction. Approvals were received from or were related to: The Supreme Court of British Columbia, British Columbia Utilities Commission, Federal Competition Commission of Mexico, Competition Act (Canada), North Carolina Utilities Commission, South Carolina Public Service Commission, New York Public Service Commission and the Federal Energy Regulatory Commission. On Feb. 28, the company was permitted to proceed with the transaction under the Hart Scott Rodino Antitrust Improvements Act of 1976. Earlier this month, the acquisition gained the approval of Industry Canada as it relates to the

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Investment Canada Act. Lastly, the companies were notified that the public utility subsidiaries of Westcoast Energy would be exempted from the Public Utility Holding Company Act, as amended, by the U.S. Securities and Exchange Commission following closing of the transaction.

Westcoast shareholders overwhelmingly approved the terms of the acquisition last December.

"Our appreciation goes to all the regulators and oversight bodies for their timely processing of this significant transaction," said Evans.

Duke Energy's energy services' business units will operate Westcoast's energy services and international businesses.

Duke Energy, a diversified multinational energy company, creates value for customers and shareholders through an integrated network of energy assets and expertise. Duke Energy
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manages a dynamic portfolio of natural gas and electric supply, delivery and trading businesses -- generating revenues of more than $59 billion in 2001. Duke Energy, headquartered in Charlotte, N.C., is a Fortune 100 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at:www.duke-energy.com.

Additional information about the transaction, including a combined-asset system map, is available on Duke Energy's Internet site.

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements

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include those concerning the effect of the transaction, strategic plans, expectations and objectives. Although Duke Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals and expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include integration of the two companies, future regulatory approvals and developments, realization of expected synergies from the transaction, changes in competition, the timing and extent of changes in commodity prices for oil, gas, coal, electricity and interest rates, the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets, the performance of electric generation, pipeline and gas processing facilities, the timing and success of efforts to develop domestic and international power, pipeline, gathering, processing and other infrastructure projects and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements.

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